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                MANAGEMENT, ADMINISTRATION AND SERVICES AGREEMENT


      THIS MANAGEMENT, ADMINISTRATION AND SERVICES AGREEMENT (the "Agreement") is made as of the 1st day of January, 1996 by and between AUTOBOND, INC., a Texas corporation ("ABI"), and AUTOBOND ACCEPTANCE CORPORATION, a Texas corporation (the "Company").

                              W I T N E S S E T H:

      WHEREAS, ABI is an affiliate of the Company engaging in the management of certain general partnership and limited partnership interests in automobile finance contract securitization trusts.

      WHEREAS, ABI wishes to retain the Company to provide certain management, administration and accounting services, and the Company is willing to furnish such services.

      WHEREAS, ABI wishes to use office space, furnishings and equipment, and the services of certain of the Company's employees, to be provided by the Company.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:


      1. Appointment.

      ABI hereby appoints the Company to provide certain management, administration and accounting services to ABI for the period and on the terms set forth in this Agreement. The Company accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 5 of this Agreement.

      The Company hereby agrees to provide ABI with office space, furnishings and equipment, and with the services of certain of its employees on the terms and subject to the conditions set forth in this Agreement.

      2. Management Services.

      Subject to the discretion of the Board of Directors and officers of ABI, the Company agrees to provide
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the following management functions during the term of this
Agreement:

      (a) Manage ABI's portfolio of partnership interests in auto finance contract securitization trusts.

            (1) Monitor the performance of pools of receivables securitized in 20 securitization transactions (the "ABI Trusts"), including ongoing monitoring of delinquency, default and repossession rates.

            (2) Monitor the performance of third-party servicers of receivables in the ABI Trusts and monitor claims processing under ABI's venders comprehensive single interest policy and risk default policies.

            (3) Monitor payments of principal and interest to certificateholders and other interested parties under the ABI Trusts and related Pooling and Servicing Agreements; monitor principal balances of investor certificates; and monitor actual and required account balance levels in cash reserve accounts.

            (4) Report to and correspond with Duff & Phelps Credit Rating Co., and any other rating agency rating securities issued by the ABI Trusts.

            (5) Monitor compliance with the covenants, conditions and agreements of ABI and its affiliates contained in the Pooling and Servicing Agreements and other documentation relating to the ABI Trusts, including monitoring of compliance with ongoing notice and reporting duties and obligations to cooperate with trustees and third party servicers of the ABI Trusts in connection with the execution and public filing of necessary instruments and other documents.






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      (b)   Oversee ABI's cash management.

            (i) Advise as to the need to draw down credit lines, finance assets or obtain additional capital.

            (ii) Advance funds on behalf of ABI in order to pay ordinary business expenses; such advances not to exceed $5,000 per month.

      (c) Advise as to regulatory compliance including maintenance of all required licenses, permits, certifications and corporate filings and qualifications, including payment of all necessary franchise taxes.

      3. Administrative Services.

      The Company will provide the following administrative functions during the term of this Agreement:

      (a) To the extent ABI is so required, administer and maintain lockbox accounts, collection accounts and any other cash collateral accounts required under the ABI Trusts.

      (b)   Administer and maintain other ABI accounts.

      (c)   Provide secretarial and miscellaneous clerical services.

      4. Accounting Services.

      The Company will perform the following accounting functions during the term of this Agreement:

      (a) Account for ABI's investment, capital and income and expense activities.

      (b) Account for payments to ABI and its sole shareholder pursuant to the ABI Trusts.

      (c)   Maintain individual ledgers, if required, for each ABI Trust.

      (d)   Maintain historical tax lots, if required, for each ABI Trust.

      (e)   Update the cash availability of ABI as required.






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      (f)   Post to and prepare ABI's Statement of Assets and Liabilities and the Statement of Operations.

      (g) Calculate various contractual expenses of ABI (e.g., any management, servicing, trustee or rating agency fees).

      (h) Control all disbursements from ABI and authorize such disbursements upon instructions.

      (i)   Calculate capital gains and losses of ABI.

      (j)   Determine ABI's net income.

      (k) Monitor expense accruals and notify officers of ABI of any proposed adjustments.

      (l)   Prepare monthly financial statements of ABI.

      (m) Verify payment to the Company of (i) all quarterly installments of principal and interest due from ABI under the ABI Note and (ii) all management fees and expenses due from ABI pursuant hereto.

      (n) Prepare support schedules necessary for completion of ABI's consolidated federal and state tax returns.

      (o) Provide advice to ABI in connection with ABI's retention from time to time of a firm or firms of independent accountants for the purpose of auditing the books, records, financial condition and operations of ABI.

      (p)   Keep the following records for ABI:

            (i)   All books and records with respect to books of account of ABI;
                  and

            (ii) Records of ABI's interests in the ABI Trusts and other investment transactions.

            The books and records pertaining to ABI which are in the possession of the Company shall be the property of ABI.






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      5. Compensation; Expense Reimbursement.

            (a) As compensation for services rendered by the Company to ABI prior to the date hereof, ABI hereby delivers to the Company the promissory note (the "ABI Note") in the form attached hereto as Annex A. The amount owing to the Company by ABI as of December 31, 1995 was $255,597.

            (b) As compensation for the services rendered by the Company during the term of this Agreement, ABI will pay to the Company an annual fee of $50,000, payable in equal quarterly installments, which amount may be adjusted upward or downward as may be agreed to in writing from time to time by the Company and ABI.

            (c) In addition, ABI shall reimburse the Company, quarterly in arrears, for all out-of-pocket fees, costs and expenses incurred or advanced by the Company on behalf of ABI in connection with this Agreement. The Company shall present ABI with a written request detailing such fees, costs and expenses, from time to time as it deems necessary. Payment of such fees, costs and expenses shall not be deemed satisfaction of ABI's obligation to pay to the Company the annual management fee due pursuant to this Section 5.

      6. Confidentiality.

      Each party agrees that it will keep confidential and not disclose any information provided to the other in connection with the services being rendered hereunder to any other person without the consent of the party from whom the information was obtained, unless the information is known or becomes known to the public other than through the breach of any provision of this Agreement or such disclosure is required by law. Upon termination of this Agreement, each party agrees to return all information to the other person, including all copies thereof, unless the returning person is otherwise required to retain such information by law.

      7. Default.

      In the event that ABI fails to pay any part of the amounts set forth in Sections 5(b) and 5(c) above when and as due, and ABI does not cure such failure within 10 days after the date on which such payment was due, then ABI shall be in default under this Agreement. ABI agrees to reimburse the Company for any and all costs and expenses incurred by the Company, including reasonable counsel fees and expenses,





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in connection with such default and any litigation or other proceedings instituted for the collection of payments due hereunder.

      8. Indemnification.

      ABI shall indemnify and hold harmless the Company and its directors, officers, employees, agents and controlling persons (each being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, relating to or arising out of the provision of services contemplated by this Agreement. ABI shall reimburse any Indemnified Party for all costs and expenses, including reasonable counsel fees and expenses, incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. ABI shall not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith or gross negligence of the Company.

      9. Duration and Termination.

      This Agreement shall continue until the earlier of

      (a) termination by the Company or ABI upon 60 days' prior written notice;

      (b) either party materially breaches or is in default of any of its material obligations under this Agreement and such breach or default is not cured within 10 days after written notice to such party by the other party; or

      (c) either party is declared insolvent or bankrupt by a court of competent jurisdiction or liquidation proceedings are commenced by or against either party and such proceedings are not dismissed within 30 days after the commencement of such proceedings.

      10. Permissible Activities.

      Nothing herein shall in any way preclude the Company from engaging in any activities, including activities competitive with the business of ABI, or from





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performing services for its own account or for the account
of others.

      11. Further Actions.

      Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

      12. Governing Law.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

      13. Entire Agreement.

      This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings between the parties.

      14. Assignment.

      This Agreement shall not be assignable by operation of law or otherwise without the prior written consent of each party hereto, provided that the Company may assign its rights under this Agreement to any wholly-owned, direct or indirect subsidiary of the Company or any person that controls or is under common control with the Company.

      15. Amendment; Successors; Counterparts.

      (a) The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by written instrument signed by both parties hereto.

      (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

      (c) This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.

      16. Captions.

      The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.





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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.


                                   AUTOBOND, INC.



                                   By_________________________


                                   AUTOBOND ACCEPTANCE
                                    CORPORATION



                                   By_________________________






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                                                                         ANNEX A


      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS. NO REGISTRATION OF TRANSFER OF THIS NOTE WILL BE MADE ON THE BOOKS OF AUTOBOND, INC. UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE PROVISIONS UNDER STATE SECURITIES LAW OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS.

                                      NOTE



$________                                                        January 1, 1996


      AUTOBOND, INC., a Texas corporation ("ABI"), FOR VALUE RECEIVED, hereby promises to pay to the order of AUTOBOND ACCEPTANCE CORPORATION (the "Holder") the principal sum of ________________________ ($_______), payable on May 31,
1998.

      ABI promises also to pay interest on the unpaid principal amount hereof in like money at said office until paid at a rate equal to 10% per annum, said interest to be payable at the time specified in the above paragraph with respect to the payment of principal. This Note is subject to prepayment, without penalty at any time, in whole or in part.

      The indebtedness was evidenced by this Note is issued in accordance with the Management Agreement dated as of January 1, 1996 between AutoBond and the Holder.

      Nothing contained in this Note is intended to or shall impair as between ABI, its creditors and the Holder, the obligations of ABI, to pay to the Holder, as and when the same shall become due and payable in accordance with terms of this Note, or to affect the relative rights of the Holder and creditors of ABI.

      The provisions of this Note constitute a continuing agreement and shall be binding upon the Holder of this Note, ABI and their respective successors, transferees and assignees.

      The obligations of ABI hereunder are obligations solely of ABI and shall not constitute a debt or obligation of any other person.

      The terms contained herein may not be amended so as to adversely affect the Holder without the written consent of such
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Holder and any purported amendment without such consent shall be void.


      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS OF SUCH LAWS.



                                 AUTOBOND, INC.




                                 By:_________________________
                                     Name:
                                     Title:





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